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                                                                    EXHIBIT 32.2

        STATEMENT PURSUANT TO SECTION 906 THE SARBANES-OXLEY ACT OF 2002
                                       BY
           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

                             Dated: August 10, 2004

      I, Martin M. McDermut, Senior Vice President, Chief Financial Officer and Secretary of Superconductor Technologies Inc, herby certify that, to my knowledge, that:

      1. the accompanying Quarterly Report on Form 10-Q of Superconductor Technologies for the three and six month period ended July 3, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.

                                                  /s/ Martin S. McDermut
                                           -------------------------------------
                                           Martin S. McDermut
                                           Senior Vice President,
                                           Chief Financial Officer and Secretary